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                                                                       Ex. 10(b)

                         CONSENT OF SHEARMAN & STERLING

     We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Mercury U.S. Small Cap Growth Fund of Mercury Funds, Inc. filed as part of Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-85731) and to the use of our opinion of counsel, incorporated by reference to Exhibit 9 to Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File No. 333-85731).



                                                 /s/ Shearman & Sterling
                                                 -----------------------
                                                     Shearman & Sterling

New York, New York
September 13, 2002